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                                                                    Exhibit 15.1


                       EarthCare Company and Subsidiaries
            Letter Regarding Unaudited Interim Financial Information


Securities and Exchange Commission
450 Fifth Street, Northwest
Washington, DC 20549

  Re:  EarthCare Company and Subsidiaries
       Registration on Form S-8

Gentlemen:

       We are aware that our report dated November 8, 1999 on our review of the interim financial information of EarthCare Company as of September 30, 1999, and for the three and nine month periods ended September 30, 1999, and included in the Company's quarterly report on Form 10-Q for the quarter ended September 30, 1999, is incorporated by reference in the Company's Registration Statement on Form S-8 (File No.______).


                           PricewaterhouseCoopers LLP


Tulsa, Oklahoma
November 12, 1999